UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2050 W. 190th Street
Suite 400
Torrance, CA 90504
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series B Junior Participating Preferred Stock Purchase Right	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

CarParts.com, Inc. (the “Company”) amends its Registration Statement on Form 8-A, dated April 5, 2024 (the “Form 8-A”), as follows. Capitalized terms used in this filing that are not defined have the meaning given to them in the Form 8-A.

Item 1.	Description of Registrant’s Securities to be Registered

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On April 24, 2024, the Company entered into Amendment No. 1 to the Plan (the “Amendment”). The Amendment makes clarifying changes relating to the definition of “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” contained in the Plan.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.2 and is incorporated by reference.

Item 2.	Exhibits

Item 2 of the Form 8-A is amended and supplemented by adding the following:

4.2
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 24, 2024, between CarParts.com, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on April 30, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARPARTS.COM, INC.

Date: April 30, 2024	By:	/s/ David Meniane
	Name:	David Meniane
	Title:	Chief Executive Officer